Exhibit 10.11

Statement and Commitment Letter
As the controlling shareholder of ACM Research (Shanghai), Inc. (hereinafter referred to as the “company” or “ACM Shanghai”), the enterprise makes the following statements and commitments:
1. The investment funds corresponding to the registered capital of the company subscribed to or subject to transfer by the enterprise are all owned or raised by the enterprise, and the source is legal and compliant.
2. The company’s equity held by the enterprise is the true holding of the enterprise, the ownership is clear, and there is no entrusted shareholding, trust shareholding or other special arrangements.
3. As of the date of issuance of this letter, there is no special arrangement between the enterprise and other shareholders of the company for unanimous action relationship, voting entrustment / agency, etc.
4. As of the date of issuance of this letter, the company’s shares held by the enterprise have not been pledged, frozen, sealed up or set up with other third party rights, nor have they been involved in any disputes or potential disputes.
5. As of the date of issuance of this letter, except for the Commitment Letter issued by the enterprise on June 12, 2019 to Xinwei (Shanghai) Management Consulting Partnership (limited partnership), Jiaxing Haitong Xuchu Equity Investment Fund Partnership (limited partnership), Shanghai Jinpu Lingang Smart Technology Equity Investment Fund Partnership (limited partnership), Wuxi Taihu Guolian Emerging Growth Industry Investment Enterprise (limited partnership), Xinshi (Shanghai) Management Consulting Partnership (limited partnership), Hai Feng Investment Holding Limited, Xingang (Shanghai) Management Consulting Partnership (limited partnership), as well as the contents stipulated in the Commitment Letter issued by the company on November 29, 2019 to Shanghai Yongkong Business Information Consulting Partnership (Limited Partnership), Shanghai Shanyi Enterprise Management Center (Limited Partnership), Shangrong Innovation (Ningbo) Equity Investment Center (Limited Partnership), Shanghai Shangrong Juyuan Equity Investment Center (Limited Partnership), Hefei Runguang Equity Investment Partnership (Limited Partnership), Shanghai Integrated Circuit Industry Investment Fund Co., Ltd., Shanghai Pudong Emerging Industries Investment Co., Ltd., and Shanghai Zhangjiang Technology Venture Capital (hereinafter collectively referred to as the “special agreement”), the enterprise and/or the company and other shareholders of the company do not have any written or oral agreement that involves and/or may involve investor investment return commitments, company performance commitments, related commitments related to the company’s listing, compensation clause, share buyback, agreement or commitment on valuation adjustment and other matters; from the date when the company submits its initial public offering of shares to the Shanghai Stock Exchange and the application documents for listing on the Science and Technology Board, the above mentioned special agreement automatically terminates, and there is no valid, written or oral agreement between the enterprise and/or the company and other shareholders of the company that involves and/or may involve investor investment return commitments, company performance commitments, related commitments related to the company’s listing, compensation clause, share buyback, agreement or commitment on valuation adjustment and other matters;

6. From January 1, 2017 to the date of issuance of this letter, the enterprise has no criminal offences of corruption, bribery, property embezzlement, misappropriation of property, or disruption of the socialist market economic order, there are no major violations involving national security, public safety, ecological security, production safety, public health and safety, etc., and there is no case of being investigated or subject to investigation by a judicial organ and the case has not been closed; there are no major litigation, arbitration or administrative punishment cases that have not been settled or can be reasonably foreseen by the enterprise.
7. The enterprise does not belong to a contract private equity fund, asset management plan (including fund subsidiary asset management plan, securities company asset management plan, etc., the same below) or a trust plan, nor is there a case of equity held by holding company for contract-type private equity funds, asset management plans or trust plans.
8. As of the date of issuance of this letter, except for the circumstances listed in Appendix 1, the enterprise has not directly or indirectly held any rights or interests in the company’s main customers or suppliers; there is no connected relationships between the enterprise and intermediaries related to ACM Shanghai’s application for initial public offering and listing on the Science and Technology Board (referring to [***], [***], Beijing Jindu Law Firm, Lixin Accounting Firm) (special general partnership), the same below) as well as the actual controllers, shareholders / partners, directors, supervisors, senior managers and managers of these units.

9. All original written materials, duplicate materials, photocopy materials, verbal information or testimonies provided by the enterprise to the company and its intermediaries in connection with the company’s application for initial public offering and listing on the Science and Technology Board are true, complete and accurate, without any falsehood, concealment, omission or misleading; the copies provided by the enterprise or photocopies are consistent with the official copy or original content, and the seals and signatures on all documents are true. If the above mentioned commitment is violated, the enterprise will compensate the company and its intermediary institutions for all losses it has suffered in accordance with the law; if there are inconsistencies between the materials and information provided by the enterprise in the future, the enterprise will immediately notify the company and its intermediary institutions.
The commitment is hereby stated.
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ACM RESEARCH, INC.

Signature: /s/ Hui Wang

Name: HUI WANG

Title: Authorized representative

Date: Year Month Day

Appendix 1 The enterprise’s shareholding in the major customers or suppliers of ACM Shanghai
Company name	Shareholding ratio (%)
NINEBELL CO., LTD	20